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                                                                       EXHIBIT 4

                           RAINBOW TECHNOLOGIES, INC.

                             2000 STOCK OPTION PLAN

     1. PURPOSE OF PLAN. The purpose of this 2000 Stock Option Plan (the "Plan") of Rainbow Technologies Inc., a Delaware corporation (the "Company"), is to promote the interests of the Company and its shareholders by providing key employees of the Company, and its subsidiaries, with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

     2. ADMINISTRATION OF PLAN. The Plan shall be administered by a Committee of the Board of Directors (the "Committee") consisting of at least two (2) directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a "disinterested person" as defined in Rule 16b-3 or any successor definition adopted by the Securities and Exchange Commission. To the extent required to comply with Code Section 162(m), each member of the Committee also shall be an Outside Director. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan, as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

     3. SHARES SUBJECT TO PLAN. The shares that are subject to options granted under this Plan shall be authorized but previously unissued shares of common stock (the "Common Shares") of the Company, par value $.001, and they shall not exceed 750,000 Common Shares in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of Common Shares and in the option price per share may be made by the Committee, in its sole discretion, to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

     4. ELIGIBLE EMPLOYEES. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options (as defined in paragraph 5), may also be granted to individuals or entities who are not "employees" but who provide services to the Company or any subsidiary, including services provided in the capacity of a consultant or advisor. References herein to "employment" and similar terms shall include the providing of services in any such capacity.


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     5. GRANTING OF OPTIONS.

               5.1 GRANT TO EMPLOYEES. Subject to the terms and conditions of this Plan, the Committee may, from time to time, prior to March 16, 2010, grant to such eligible employees as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. In determining the employees to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant. The date and time of approval of the Committee of the granting of an option shall be considered the date and the time of the grant of such option.

               5.2 INCENTIVE AND NON-STATUTORY GRANTS. The Committee, in its sole discretion, may designate whether an option is to be considered an "incentive stock option" (as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same individual. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 6) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

               5.3 AUTOMATIC GRANT TO COMMITTEE MEMBERS; COMPLIANCE WITH RULE 16b-3. Each nonemployee director who serves as a member of the Committee is to be granted an option on each anniversary of a nonemployee director's election to the Committee to purchase 10,000 Common Shares. The exercise price will be established in accordance with the terms and condition of this Plan on the date of such grant. It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. and that nonemployee directors remain "disinterested persons" for purposes of administering this Plan and having this Plan be exempt from Section 16(b) of the Exchange Act.

     6. OPTION PRICE. The purchase price of each Common Share subject to an option shall be fixed by the Committee and shall be not less than 100% of the Fair Market Value (as defined below) of a Common Share on the date of grant. The purchase price of each Common Share subject to an incentive stock option that is granted to an employee who owns, or is deemed under Section 425(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder") shall, notwithstanding anything stated in the immediately preceding sentence, be not less than 110% of the Fair Market Value of a Common Share on the date of grant.

     For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, provided that if the shares in question are not quoted on any such system. Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.


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     7. OPTION PERIOD.

        (a) No option may be exercised prior to one (1) year from the date it was granted except:

            (i) upon the occurrence of the disability of the holder of option while employed by the Company or a parent or subsidiary thereof; or

            (ii) the death of the holder while so employed or within three (3) months after the termination of such employment; or

            (iii) upon Merger, Sale or Change in Control as defined in paragraph 10.

        In addition, no option may be exercised prior to such time as a registration statement covering the Common Shares for which the option may be exercised shall have become effective under the Federal Securities Act of 1933, as amended. Subject to the foregoing limitations, each option agreement provided for in paragraph 15 hereof shall specify when the option shall become exercisable.

          (b) Each option granted under this Plan and all rights to purchase shares thereunder shall cease on the earliest of:

               (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

               (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 9(b) or 9(c), whichever is applicable.

     In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

     8. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivering to the Company at its principal executive office, to the attention of its Chief Financial Officer, written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at that time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. The shares shall not be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a shareholder prior to the issuance of such shares.

     9. TRANSFERABILITY AND TERMINATION OF OPTIONS.

               (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise the option. No option shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution.

               (b) During the lifetime of an optionee, an option may be exercised only while the optionee is an employee of the Company or of a parent or subsidiary thereof, and


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                    only if such individual has been continuously so employed
                    since the date the option was granted, except that:

                    (i) as to any individual who was been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve (12) full calendar months following the grant of the option, such individual may exercise the option within three (3) months after termination of such individual's employment to the extent that the option was exercisable immediately prior to such individual's termination of employment;

                    (ii) in the case of an employee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, such individual or his or her legal representative may exercise the option within one (1) year after termination of such individual's employment;

                    (iii) as to any individual whose termination of employment occurs following a Merger, Sale or Change in Control as defined in paragraph 10 of this Plan, such individual may exercise the option within three (3) months after termination.

               (c) An option may be exercised after the death of the optionee by such individual's legal representatives, heirs or legatees, but only within one (1) year after the death of such optionee.

               (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if Shareholder Approval and Registration has been completed and if the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of a death, a date not more than three (3) months prior to such date.

     10. MERGER, SALE OR CHANGE IN CONTROL

     In the event the Company is acquired by merger or sale of either all or substantially all of its assets or securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities, each outstanding option which is not to be assumed by the successor corporation or otherwise continue in effect will automatically accelerate in full, and all options granted to Directors will automatically accelerate in full. Whether or not the outstanding options are assumed by the successor corporation or otherwise continue in effect, the Committee will have complete discretion to immediately accelerate all or select options or accelerate options if an optionee's services are terminated within a designated period following the merger or sale of the Company.

     In the event of a "change in control" of the Company, an option held by a person under this Plan that shall not have expired shall become immediately exercisable in full. For purposes of this Plan, a change in control is defined as a majority of the directors of the Company shall be persons other than persons (i) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (ii) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships. A change in the majority of the directors of the Company as a result of merger or sale is not considered a change in control for purposes of this Plan.

     11. TAX WITHHOLDING. Delivery of Common Shares upon exercise of a nonstatutory stock option shall be subject to any required withholding taxes. A person exercising such an option, as a condition precedent to receiving the Common Shares, shall pay the Company a cash amount equal to the amount of any required withholdings.


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     12. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an individual to whom an option is granted between any combination of the Company, a parent corporation and a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(e) and
(f) of the Code.

     13. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon a person holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate the employment of an employee at any time.

     14. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are incentive stock options under
Section 422A of the Code or nonstatutory options.

     15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company:

     (a)  change the class of employees eligible to receive options;

     (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;

     (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option;

     (d)  increase the maximum period during which options may be exercised; or

     (e)  extend the term of this Plan beyond March 16, 2010.

     No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.